UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2016
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AOXING PHARMACEUTICAL COMPANY, INC.
(Exact name of registrant as specified in its charter)
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Florida	0-24185	65-0636168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1098 Foster City Blvd., Suite 106-810, Foster City, CA 94404
(Address of Principal Executive Office) (Zip Code)

(646) 367 1747
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                          Submission of Matters to a Vote of Security Holders

On June 23, 2016, Aoxing Pharmaceutical Company, Inc. (the "Company") held its annual shareholder meeting. The shareholders approved the following proposals:

Proposal 1 - Election of Directors. The shareholders elected Zhenjiang Yue, Jun Min, Guozhu Xu, Yang Li and Yuelin Zhang as directors to hold office until the next annual meeting of shareholders and until their successors are duly elected. A summary of votes cast follows below:

Nominee	Votes for	Votes Withheld	Broker Non-Votes
Zhenjiang Yue	55,990,800	49,399	0
Jun Min	55,987,081	53,118	0
Guozhu Xu	55,977,992	62,207	0
Yang Li	55,987,120	53,079	0
Yuelin Zhang	55,976,950	63,249	0

Proposal 2 - To ratify the appointment of BDO China Shu Lun Pan Certified Accountants, LLP as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2016. This proposal was approved with 56,029,450 shares voting for and 10,249 shares voting against it (with 500,000 abstaining votes).

Proposal 3 - To approve the 2016 Stock Incentive Plan. This proposal was approved with 55,821,050 shares voting for and 213,149 shares voting against it (with 6,000 abstaining votes).

Proposal 4 - To ratify the grant of 590,000 stock options to certain employees identified in the proxy statement. This proposal was approved with 55,802,461 shares voting for and 213,078 shares voting against it (with 24,660 abstaining votes).

Proposal 5 - To ratify the grant of 150,000 common shares to certain employees identified in the proxy statement. This proposal was approved with 55,809,075 shares voting for and 206,464 shares voting against it (with 24,660 abstaining votes).

Proposal 6 - To approve, on an advisory basis, the compensation paid to the Company's senior executive officers. This proposal was approved with 55,859,111 shares voting for and 160,986 shares voting against it (with 20,102 abstaining votes).

In addition, the shareholders provided the Board of Directors the shareholders' advisory vote on the frequency of shareholder advisory votes on executive compensation, as follows:

17,299,112 votes for an advisory vote on compensation every year.
27,911 votes for an advisory vote on compensation every two years.
38,704,284 votes for an advisory vote on compensation every three years.
8,892 votes abstained.

After the conclusion of the annual meeting of shareholders, the Company's Board of Directors held its annual meeting. At that meeting, after considering the shareholder advisory vote on the frequency of shareholder votes on executive compensation, the Board of Directors decided that, until the next required vote on the frequency of shareholder votes on compensation, the Company will include a shareholder vote on the compensation of executives in its proxy materials once every three years.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Aoxing Pharmaceutical Company, Inc.

Date: June 23, 2016	By:	/s/ Zhenjiang Yue Zhenjiang Yue, Chief Executive Officer